                                                                   EXHIBIT 99.4
                            NOTICE OF GUARANTEED DELIVERY
                                   WITH RESPECT TO
                           PACKAGING CORPORATION OF AMERICA
                 12 3/8% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

     This form must be used by a holder of 12 3/8% Senior Exchangeable Preferred Stock due 2010 (the "Preferred Stock") of Packaging Corporation of America (the "Company"), who wishes to tender Preferred Stock to the Transfer Agent pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled "The Exchange Offer--Guaranteed Delivery Procedures," and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Preferred Stock pursuant to such guaranteed delivery procedures must ensure that the Transfer Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          __________, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").

                     TO: UNITED STATES TRUST COMPANY OF NEW YORK
                                (THE "TRANSFER AGENT")

   BY OVERNIGHT COURIER & BY HAND AFTER
  4:30 P.M. ON THE EXPIRATION DATE ONLY:           BY HAND UP TO 4:30 P.M.:

                                                        United States
United States Trust Company of New York           Trust Company of New York
       770 Broadway, 13th Floor                   111 Broadway, Lower Level
          New York, NY 10003                          New York, NY 10006
    Attn: Corporate Trust Services             Attn: Corporate Trust Services

    BY REGISTERED OR CERTIFIED MAIL:        FACSIMILE TRANSMISSION: 212-420-6211

  United States Trust Company of New York    Confirm by Telephone: 800-548-6565
       P.O. Box 844, Cooper Station            Attn: Corporate Trust Services
          New York, NY 10276-0844
      Attn: Corporate Trust Services

     DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the liquidation preference of Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Preferred Stock listed below:


 Certificate Number(s) (if         Aggregate Liquidation  Aggregate Liquidation
 known) of Preferred Stock or     Preference Represented   Preference Tendered
 Account Number at the Book-
 Entry Transfer Facility

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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


                            PLEASE SIGN AND COMPLETE

 Signature of Registered Holder(s) or    Date:________________, 1999
 Authorized Signatory:
                       ----------------  Address:
                                                 ------------------------------
---------------------------------------
                                         --------------------------------------
---------------------------------------  Area Code and Telephone No.:
 Name of Registered Holder(s):                                        ---------
                              ---------

---------------------------------------

---------------------------------------

      This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Preferred Stock or on a security position listing as the owner of Preferred Stock, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

 Name(s):
         ----------------------------------------------------------------------

--------------------------------------------------------------------------------

 Capacity:
          ----------------------------------------------------------------------

 Address(es):
             ------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                         -2-

                                    GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that either the Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Preferred Stock into the Transfer Agent's account at the Book-Entry Transfer Facility as described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures"), together with a properly completed Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents will be received by the Transfer Agent by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

 Name of Firm:
              -------------------------  --------------------------------------
                                                  Authorized Signature

 Address:                                Name:
         ------------------------------       ---------------------------------

                                         Title:
---------------------------------------        --------------------------------
 Area Code and Telephone No.:            Date:                           , 1999
                             ----------       ---------------------------


     DO NOT SEND PREFERRED STOCK CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                    INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Transfer Agent at its address set forth herein prior to the Expiration Date.
The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Transfer Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Transfer Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Preferred Stock referred to herein, the signature must correspond with the name(s) written on the face of the Preferred Stock without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Preferred Stock, the signature must correspond with the name shown on the security position listing as the owner of the Preferred Stock.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Preferred Stock listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Preferred Stock or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for information and additional copies of the Prospectus may be directed to the Transfer Agent at the address set forth on the first page of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


                                         -4-